UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36491	68-0521411
(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 23, 2017, Century Communities, Inc. launched its offering (the “Offering”), subject to market and other conditions, of an additional $50 million of its 6.875% Senior Notes due 2022 (the “New Senior Notes”). The Offering is unregistered and is being conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The New Senior Notes will be additional notes issued under the indenture pursuant to which the Company’s outstanding $260 million aggregate principal amount of 6.875% Senior Notes due 2022 (the “Existing Senior Notes”) were issued. The Existing Senior Notes and the New Senior Notes will have identical terms and are intended to be treated as a single class under the indenture.

The Company intends to use the net proceeds of the Offering to repay outstanding indebtedness under its revolving credit facility.

The New Senior Notes will be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The New Senior Notes have not been registered under the Securities Act or the securities laws of any jurisdiction. Unless they are registered, the New Senior Notes may be offered only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of any jurisdiction. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the New Senior Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

Item 8.01 of this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the Company’s other documents filed with the U.S. Securities and Exchange Commission. Actual events and/or results may differ materially from those projected in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2017	CENTURY COMMUNITIES, INC.

	By:	/s/ David Messenger
	Name:	David Messenger
	Title:	Chief Financial Officer